As filed with the Securities and Exchange Commission on June 28, 1999
                                                 Registration Statement No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PERRY ELLIS INTERNATIONAL, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

FLORIDA                                                               59-1162998
--------------------------------------------------------------------------------
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3000 N.W. 107TH AVENUE,                                     MIAMI, FLORIDA 33172
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                       1993 STOCK OPTION PLAN, AS AMENDED
                       ----------------------------------
                            (Full title of the plan)

                               George Feldenkreis
                         Perry Ellis International, Inc.
                             3000 N.W. 107th Avenue
                              MIAMI, FLORIDA 33172
                              --------------------
                     (Name and address of agent for service)

                                 (305) 592-2830
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Dale S. Bergman, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400
                           (305) 373-9493 (facsimile)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO      AMOUNT TO BE             OFFERING PRICE PER       AGGREGATE OFFERING      AMOUNT OF
BE REGISTERED               REGISTERED (1)           SHARE(2)                 PRICE(2)                REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value              600,000                  $12.625                  $7,575,000              $2,105.85
--------------------------------------------------------------------------------------------------------------------------

(1)Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.

(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the closing bid and asked price of the Common Stock on June 24, 1999. Pursuant to Rule 429, this Registration Statement serves as a Post-Effective Amendment to the Registrant's Registration Statements on Form S-8 (File Nos. 33-60750 and 333-69613) relating to the Registrant's 1993 Stock Option Plan.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration
Statement:

     A. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999, as amended;

     B. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999;

     C. The Registrant's current reports on Form 8-K dated March 29, 1999, as amended; Form 8-K dated April 6, 1999, as amended; and Form 8-K dated June 21, 1999; and

     D. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission, as such description is updated in any amendment to the Form 8-A.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Second Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM 7. EXEMPTION FOR REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

         4.1               Form of 1993 Stock Option Plan, as amended(1)
         5.1               Opinion of Broad and Cassel
         23.1              Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
         23.2              Consent of Deloitte & Touche LLP
         24.1              Power of Attorney (included in the signature page of this Registration
                           Statement)

-----------------
1 Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on June 11, 1999.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 28th day of June, 1999.

                                      PERRY ELLIS INTERNATINOAL, INC.

                                      By:  /S/ GEORGE FELDENKREIS
                                           -----------------------------------
                                           George Feldenkreis, Chairman of the
                                           Board and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints George Feldenkreis and Oscar Feldenkreis, or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Company any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                               TITLE                                             DATE
----------                               -----                                             ----

/S/ GEORGE FELDENKREIS                   Chairman of the Board and                          June 28, 1999
------------------------------------     Chief Executive Officer (principal
George Feldenkreis                       executive officer)

/S/ OSCAR FELDENKREIS                    President, Chief Operating Officer and             June 28, 1999
------------------------------------     Director
Oscar Feldenkreis


/S/ ALLAN ZWERNER                        President of Licensing and Director                June 28, 1999
------------------------------------
Allan Zwerner

/S/ NEIL NACKMAN                         Chief Financial Officer (principal                 June 28, 1999
------------------------------------     financial and accounting officer)
Neil Nackman

/S/ RONALD L. BUCH                       Director                                           June 28, 1999
------------------------------------
Ronald L. Buch

/S/ GARY DIX                             Director                                           June 28, 1999
------------------------------------
Gary Dix

/S/ SALOMON HANONO                       Director                                           June 28, 1999
------------------------------------
Salomon Hanono

/S/ RICHARD W. MCEWEN                    Director                                           June 28, 1999
------------------------------------
Richard W. McEwen

/S/ LEONARD MILLER                       Director                                           June 28, 1999
------------------------------------
Leonard Miller

                                  EXHIBIT INDEX

EXHIBIT                      DESCRIPTION
-------                      -----------

4.1           Form of 1993 Stock Option Plan, as amended(1)

5.1           Opinion of Broad and Cassel

23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2          Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included in the signature page of this Registration Statement)




----------------
1 Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on June 11, 1999.